Exhibit 10.30

ALABAMA NATIONAL BANCORPORATION

AMENDED AND RESTATED
PERFORMANCE SHARE PLAN FOR CERTAIN DIRECTORS OF
CITIZENS’ AND PEOPLE’S BANK, N.A.

1.             Purpose. The purpose of the Alabama National BanCorporation Performance Share Plan for Certain Directors of Citizens’ and People’s Bank, N.A. (the “Plan”) is to further the long-term growth in profitability of Alabama National BanCorporation (the “Company”) through the long-term growth of the Company’s subsidiary, Citizens’ and People’s Bank, N.A. (the “Bank”) by offering long-term incentives to the initial Pensacola-area-resident, board members of the Bank who will be largely responsible for such growth.

2.             Certain Definitions.

(a)                “Bank” means Citizens’ and People’s Bank, N.A., a national banking association and wholly-owned subsidiary of the Company.

(b)               “Bank Director” means a director of the Bank who is not a director of the Company and whose name is included on Exhibit A.

(c)                “Board of Directors” means the Board of Directors of the Company.

(d)               “Committee” means the committee of the Board of Directors of the Company that shall administer the Plan in accordance with Section 3.

(e)                “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(f)                “Company” means Alabama National BanCorporation, a Delaware corporation.

(g)               “Key Employee” means all key management and certain highly compensated employees who have been identified as influential by the Company and selected to participate in the Plan by the Board of Directors of the Company, the Chief Executive Officer or the President of the Company.

(h)               “Open Market Shares” shall have the meaning assigned in Section 4(a).

(i)                “Performance Shares” means the shares of Common Stock granted pursuant to the Performance Share Awards.

(j)                “Performance Share Awards” means the award of Common Stock to a Bank Director pursuant to the terms of the Plan.

3.             Administration of the Plan. The Plan shall be administered by a Committee which shall be composed of the Compensation Committee of the Board of Directors of the Company. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or the reasons for any terminations of Bank Directors shall be conclusive and binding on all Bank Directors.

4.             Performance Share Awards.

(a)                Performance Share Awards shall be made by the Committee to those initial Pensacola-area-resident members of the board of directors of the Bank who are not directors of the Company (as detailed on Exhibit A, the “Bank Directors”). The Performance Share Awards shall be granted to a Bank Director only if such Bank Director purchases the minimum number of shares of Common Stock referenced by his name on the schedule attached as Exhibit A pursuant to purchases made in the open market prior to the date of the grant of Performance Share Awards (the “Open Market Shares”). Performance Share Awards hereunder shall not be made unless any such Performance Share Award is in compliance with all applicable laws.

(b)               Prior to the time when the Committee determines the amount of payment of Performance Shares pursuant to Section 5 below, (i) no Bank Director shall be entitled to receive any dividends or dividend equivalents on Performance Shares, (ii) no Bank Director shall have any voting or any other rights of a Company stockholder with respect to any Performance Shares and (iii) no Bank Director shall have any interest in or right to receive any shares of Common Stock pursuant to any Performance Shares.

(c)                Payment of a Performance Share Award (if any) to a Bank Director shall be made in accordance with Section 5.

(d)               Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Performance Share Award.

5.             Payment of Performance Share Awards. Each Bank Director granted a Performance Share Award shall be entitled to payment of the Performance Share Award grant so long as such Bank Director (i) has retained at least the amount of shares of Common Stock described on Exhibit A for the period beginning with the date of the Performance Share Award grant for such Bank Director and ending on December 31, 2002 (as adjusted for stock splits or other recapitalization as described in Section 17 herein), and (ii) continues to serve as a member of the board of directors of the Bank on December 31, 2002. In order to satisfy this condition, each Bank Director must deliver to the Company on the date of the Performance Share Award the broker confirmation slip evidencing the initial purchase of shares of Common Stock and evidence of continuing ownership of the Open Market Shares as may be reasonably required by the Company, and must deliver such evidence to the Company on December 31, 2002. If the two conditions stated in the previous sentence are not met for a Bank Director, such Bank Director shall forfeit his Performance Share Award grant. The amount of the Performance Share Award payment shall be based on the net income of the Bank for the year-ended December 31, 2002, after provision for income taxes, as reflected on the books of the Bank as determined by generally accepted accounting principles (the “2002 Net Income”), pursuant to the following parameters:

(a)                If the 2002 Net Income is less than $200,000, the Performance Share Award payment shall be the number of shares of Common Stock equal to 28% of the shares listed on Exhibit A for each Bank Director.

(b)               If the 2002 Net Income is equal to or greater than $200,000, but less than or equal to $450,000, the Performance Share Award payment shall be the number of shares of Common Stock equal to 56% of the shares listed on Exhibit A for each Bank Director.

(c)                If the 2002 Net Income is greater than $450,000, the Performance Share Award payment shall be the number of shares of Common Stock equal to 81% of the shares listed on Exhibit A for each Bank Director.

Payment of Performance Share Awards shall be made as promptly as possible by the Company after the determination by the Committee of the amount of Performance Share Award payment which has been earned. All payments of Performance Share Awards to Bank Directors shall be made in shares of Common Stock, and partly in cash, if necessary, with the cash portion being equal to any fractional share amount, based on the average sales price of the Common Stock on December 31, 2002, or if such date is not a business day, the first preceding business day thereto. All shares of Common Stock paid pursuant to the Plan are to be taken subject to an investment representation by the Bank Director or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933, as amended, or unless an exemption therefrom is available in the opinion of the counsel for the Company.

To the extent that shares of Common Stock are available in the treasury of the Company on the date payment is to be made, such shares may be issued in payment of Performance Share Awards. Performance Share Award payments may also be made by the Company from its authorized but unissued shares of Common Stock.

6.             Limitation on Awards and Payments. The maximum number of shares of Common Stock which may be awarded under the Plan as Performance Share Awards shall not exceed an aggregate of 19,881 shares (81% x 24,544 shares).

7.             Deferral of Compensation.

(a)                Any Bank Director who is an outside director or is an inside director and a Key Employee may elect to defer the receipt of all or any portion of his Performance Share Award (the “Deferrable Compensation”) by executing a form prescribed by the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which the Performance Share Award may be earned or at such other time and subject to such other conditions as the Company shall determine. The amount of Deferrable Compensation deferred shall be paid or distributed to the Bank Directors in accordance with the provisions of Section 10 or Section 11 below.

(b)               The election to defer Deferrable Compensation shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than December 31 of the calendar year preceding the calendar year of the payment date of the subsequent Deferrable Compensation to which such change or revocation is applicable; provided, however, upon a Change in Control (as defined in Section 18), a Bank Director may reallocate his Account between cash and stock allotments as described in Section 11.

8.             Deferred Compensation Account.

(a)                The Company shall establish a deferred compensation account (the “Account”) for each Bank Director. As of the date payments of Deferrable Compensation otherwise would be made to a Bank Director, the Company shall credit to such Bank Director’s Account, in stock equivalents as hereinafter provided, the amount of the Deferrable Compensation which the Bank Director has elected to defer.

(b)               Neither the Bank Director nor any other person or entity shall have (i) any interest in any fund or in any specific asset of the Company by reason of amounts credited to the Account of a Bank

Director hereunder, (ii) any right to exercise any of the rights or privileges of a Company stockholder with respect to any stock allotment credited to the Account or (iii) any right to receive any distribution under the Plan except as and to the extent expressly provided for in the Plan.

9.             Deferral Election.

(a)                As of the date payments of Deferrable Compensation otherwise would be made to the Bank Director, the amount due the Bank Director shall be credited to such Bank Director’s Account as a stock allotment.

(b)               (i)            A stock equivalent shall be equal to the number of full and fractional shares of the Company’s Common Stock, par value $1.00 per share (the “Common Stock”), that could be purchased with the dollar amount of the allotment using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The “Average Closing Price” of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Committee.

(ii)               Such Bank Director’s Account shall also be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents computed as follows: The dividend paid, either in cash or property (other than Common Stock), upon a share of Common Stock to a shareholder of record shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date. In the case of dividends payable in property, the amount paid shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

(iii)              In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of shares credited to the Account shall be adjusted in such manner as the Committee shall determine to be fair under the circumstances.

10.           Distribution of Deferred Compensation.

(a)                Except as otherwise provided in the Plan, at each Bank Director’s election, the balance in such Bank Director’s Account shall be paid out to the Bank Director commencing on the date which the Bank Director has specified on the election form.

Except as otherwise provided in the Plan, the balance in the Account shall be paid either in a lump sum or, at the Bank Director’s election, in monthly, quarterly, semiannual or annual installments, but such installments shall be payable over a period of years not to exceed ten (10) years (the “Payout Period”). In order to be effective, an election to change the method and/or timing of distribution with respect to the Account must be on a form prescribed by the Company and received by the Company at least six (6) months prior to the Bank Director’s retirement from the Company and in any calendar year preceding the calendar year in which a particular award or bonus (i) can be earned pursuant to the Plan, or (ii) would have been earned absent such election. The amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the Bank Director.

(b)               In the event a Bank Director ceases to be a Bank Director of the Bank (other than after a Change in Control) prior to the distribution of the entire balance in such Bank Director’s Account, the balance in the Account shall be payable in a lump sum by the Company as promptly as is convenient following the Bank Director’s cessation of Bank Director status, regardless of any deferral election made by the Bank Director.

(c)                In the event of the death of a Bank Director prior to distribution of the entire balance in such Bank Director’s Account, the balance in the Account shall be payable in a lump sum by the Company as promptly as is convenient following the Bank Director’s death to:

(i)     the surviving beneficiary (or surviving beneficiaries in such proportions as) the Bank Director may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice;

(ii)    the beneficiary (or beneficiaries in such proportions as) the Bank Director may have designated by will; or

(iii)   if no beneficiary is designated, the legal representative of the Bank Director’s estate.

In the event a Bank Director becomes disabled or suffers a hardship, the payment commencement date and/or payment schedule with respect to a balance in such Bank Director’s Account may be accelerated by the Committee (or its designee), in its sole discretion.

(d)               The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors-in-interest of the Bank Director.

(e)                Distribution of the cash in the Account shall be made in cash. Distribution of stock equivalents in the Account shall be made in whole shares of the Company’s Common Stock, and fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution. Distributions shall be made from the general funds of the Company.

11.           Acceleration of Distribution.

(a)                Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Section 18) occurs and the Bank Director ceases to be a Bank Director of the Bank, then the Bank Director shall complete a new election form which shall supersede any prior elections made by such Bank Director. Upon a Change in Control, a Bank Director may reallocate his Account between cash and stock allotments.

(b)               Distribution shall be in accordance with Section 10 above, except that distribution of stock equivalents in the Account shall be made in cash in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common

Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

(c)                Reallocation of deferred amounts in the Bank Director’s Account in accordance with Section 11(a) between the stock allotment and cash allotment shall be valued at the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such reallocation arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

(d)               Any payments made by the Company pursuant to a new election form described in Section 11(a) above shall be made as promptly as practicable, but not more than thirty (30) days following the date on which the right to such payment arose. The Company shall promptly reimburse the Bank Director for all legal fees and expenses reasonably incurred in successfully seeking to obtain or enforce any right or benefit provided under this Section 11.

(e)                This Section 11 may not be amended or modified after the occurrence of a Change in Control.

12.           Administrative Claim Procedures and Safeguards. The administrative claim procedures and safeguards set forth below in Sections 13 and 14 are hereby established by the Committee effective as of January 1, 2002. The administrative processes and safeguards shall ensure and verify that benefit claim determinations are made in accordance with the terms of the Plan and that, where appropriate, the terms of the Plan have been applied consistently with respect to similarly situated persons who claim any benefit or payment under the Plan (the filer of a claim is referred to as a “Claimant”). Unless otherwise provided by an applicable provision of the Plan, Claimants shall file their claims in accordance with Section 13. An appeal of an adverse benefit determination rendered under Section 13 may only be filed under Section 14. Sections 13 and 14 shall not be administered in a way that unduly inhibits or hampers the initiation or processing of any claim for a benefit or payment hereunder.

13.           Claims Procedure. The immediately following Paragraphs (a)-(e) shall apply with respect to any claim for a payment or benefit under the Plan that is filed by a Claimant on or after January 1, 2002.

(a)                Written Claim. Unless otherwise provided by an applicable provision of the Plan, each claim for any benefit or payment under the Plan shall be made in writing on a form provided by the Committee, and the Committee may require the Claimant to furnish such information as may reasonably be needed by the Committee to process the Claimant’s claim and reach a decision upon such claim.

(b)               Disability Claim Determination. To the extent that a claim seeks payment of a benefit due to a disability, the Director of Human Resources (hereinafter referred to as the “Initial Claim Reviewer” for the purposes of Sections 13 and 14) shall make the benefit determination on behalf of the Committee, and such person shall neither be the Claim Appeal Reviewer who is to make the benefit determination on review on behalf of the Committee under Section 14 nor be superior to said Claim Appeal Reviewer who is to make such benefit determination on review.

(c)                Written Notice of Adverse Determination. To the extent that an adverse benefit determination (a denial) is made with respect to a claim, the Committee (or Initial Claim Reviewer to the extent that the claim sought payment of a benefit due to a disability claim) shall notify the Claimant of the adverse benefit determination by providing a written notice thereof (within the applicable period prescribed by the immediately following Paragraph (d) or Paragraph (e)) to the Claimant that sets forth

(i)     the specific reason or reasons for the adverse determination,

(ii)    reference to the specific Plan provisions on which the determination is based,

(iii)   a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary,

(iv)   a description of the review procedures under Section 14 and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action in court under ERISA Section 502(a) following an adverse benefit determination on review under Section 14 and

(v)    to the extent that a claim seeks payment of a benefit due to a disability claim and any internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other similar criterion shall be provided free of charge to the Claimant upon request.

To the extent that an adverse benefit determination (a denial) is made with respect to a claim and the written notice required by the foregoing provisions of this Section 13 is not furnished within the applicable period prescribed by the immediately following Paragraph (d) or Paragraph (e), then an adverse benefit determination shall be deemed to have been made in accordance with this Section 13, and the Claimant may proceed to exercise the right under Section 13 to appeal in writing to the Committee to request a review of such adverse benefit determination.

(d)               Timing of Notice for Non-Disability Claims. To the extent that a claim does not seek payment of a benefit due to a disability claim, the procedures set forth in the immediately following Paragraphs (i)-(iii) shall apply.

(i)     90-Day Period. The written notice required by Section 13(c) shall be provided to the Claimant not later than ninety (90) days after the Plan’s receipt of the Claimant’s claim.

(ii)    Extension. If the Committee determines that an extension of time for processing the claim is required due to special circumstances, the Committee shall provide written notice of the extension to the Claimant prior to the termination of the initial 90-day period referred to in the immediately preceding Paragraph (i), and the written notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. In no event shall an extension under this Paragraph (ii) exceed a period of ninety (90) days from the end of the initial 90-day period referred to in the immediately preceding Paragraph (i).

(iii)   Calculation of Time Periods. For purposes of the immediately preceding Paragraphs (i)-(ii), the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed with the Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(e)                Timing of Notice for Disability Claims. To the extent that a claim seeks payment of a benefit due to a disability claim, the procedures set forth in the immediately following Paragraphs (i)-(v) shall apply.

(i)     45-Day Period. The written notice required by Section 13(c) shall be provided to the Claimant not later than forty-five (45) days after the Plan’s receipt of the Claimant’s claim.

(ii)    First 30-Day Extension. The initial 45-day period referred to in the immediately preceding Paragraph (i) may be extended for up to thirty (30) days, provided that the Committee both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of such initial 45-day period, of the circumstances requiring the extension of time and the date by which the Committee expects to render a decision.

(iii)   Second 30-Day Extension. If, prior to the end of the first 30-day extension period referred to in the immediately preceding Paragraph (ii), the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within such first 30-day extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Committee notifies the Claimant, prior to the expiration of such first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision.

(iv)   Claimant’s 90-Day Period in Which to Provide Additional Information. In the case of any extension under the immediately preceding Paragraph (ii) or Paragraph (iii), the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall have ninety (90) days within which to provide the specified information.

(v)    Calculation of Time Periods. For purposes of the immediately preceding Paragraphs (i)-(iv), the period of time within which a benefit determination is required to be made shall begin at the time a claim is filed with the Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing. However, in the event that a period of time is extended as permitted by the immediately preceding Paragraph (ii) or Paragraph (iii) due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled (A) from the date on which the notification of the extension is sent to the Claimant (B) until the date on which the Claimant responds to the request for additional information.

14.           Claims Review Procedure. The immediately following Paragraphs (a)-(h) shall apply with respect to any appeal for review of an initial adverse benefit determination that was made under Section 13 on or after January 1, 2002.

(a)                Written Appeal. A Claimant may, within sixty (60) days (within one hundred and eighty (180) days to the extent the claim sought payment of a benefit due to a disability claim) following receipt of an initial adverse benefit determination issued under Section 13, appeal in writing to the Committee to request a review of such determination.

(b)               Submission of Comments, Consideration of Information and Access to Relevant Information. In conducting a review requested pursuant to the immediately preceding Paragraph (a), the Committee shall allow the Claimant the opportunity to submit written comments, documents, records, and other information relating to the claim, and the Committee shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, regardless of whether such information was submitted or considered in making the initial benefit determination under Section 13. Upon request and free of charge, the Claimant shall be provided reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, provided that a document, record, or other information shall be considered “relevant” to a claim if such document, record, or other information

(i)     was relied upon in making the initial adverse benefit determination,

(ii)    was submitted, considered, or generated in the course of making the initial adverse benefit determination, without regard to whether such document, record, or other information was relied upon in making such initial adverse benefit determination,

(iii)   demonstrates compliance with Section 12 in making the benefit determination,

(iv)   to the extent that a claim seeks payment of a benefit due to a disability claim, constitutes a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the initial adverse benefit determination, or

(v)    to the extent that a claim seeks payment of a benefit due to a disability claim, identifies the medical expert(s) and/or vocational expert(s) whose advice was obtained on behalf of the Plan in connection with the initial adverse benefit determination made under Section 13, without regard to whether such advice was relied upon in making such initial adverse benefit determination.

(c)                Review of Disability Claim. To the extent that a claim seeks payment of a benefit due to a disability claim, on behalf of the Committee, the Chief Executive Officer (hereinafter referred to as the “Claim Appeal Reviewer” for the purposes of Sections 13 and 14), who

(i)     is not the Initial Claim Reviewer who made the initial adverse benefit determination in accordance with Section 13(b), and

(ii)    is not subordinate to the Initial Claim Reviewer who made the initial adverse benefit determination in accordance with Section 13(b)

shall make the benefit determination on review on behalf of the Committee by exercising the Committee’s authority under this Section 14 (including, but not limited to, the immediately following Paragraph (h)). Such Claim Appeal Reviewer shall afford no deference to the initial adverse benefit determination rendered under Section 13. To the extent that the initial adverse benefit determination was based in whole or in part upon medical judgment, such Claim Appeal Reviewer shall consult with a health care professional who

(A)       has appropriate training and experience in the field of medicine involved in the medical judgment,

(B)        was not consulted in connection with the initial adverse benefit determination that is the subject of the appeal and

(C)        is not subordinate to any health care professional who was consulted in connection with the initial adverse benefit determination that is the subject of the appeal.

For the purposes of this Section 14, a “health care professional” is a physician or other health care professional licensed, accredited or certified to perform specified health care services consistent with applicable State law.

(d)               Notification of Benefit Determination on Review. Within the applicable period prescribed by the immediately following Paragraph (e) or Paragraph (f), the Committee (or Claim Appeal Reviewer to the extent that the claim sought payment of a benefit due to a disability) shall provide to the Claimant a written notification of the benefit determination on review. To the extent that an adverse benefit determination is made on review, the notification shall set forth, in a manner calculated to be understood by the Claimant,

(i)     the specific reason or reasons for the adverse determination,

(ii)    reference to the specific Plan provisions on which the determination is based,

(iii)   a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim for benefits (whether a document, record, or other information is “relevant” to a claim shall be determined in accordance with the second sentence of the immediately preceding Paragraph (b)),

(iv)   a statement of the Claimant’s right to bring a civil action in court under ERISA Section 502(a) and

(v)    to the extent that a claim seeks payment of a benefit due to a disability claim and an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol or other similar criterion or a statement that such a rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other similar criterion shall be provided free of charge to the Claimant upon request.

If the written notification required by the foregoing provisions of this Section 14(d) is not furnished within the applicable period prescribed by the immediately following Paragraph (e) or Paragraph (f), then an adverse benefit determination (a denial) shall be deemed to have been made on review under this Section 14.

(e)                Timing of Notice for Non-Disability Claims. To the extent that a claim does not seek payment of a benefit due to a disability claim, the procedures set forth in the immediately following Paragraphs (i)-(iii) shall apply.

(i)     60-Day Period. The written notification required by Section 14(d) shall be provided to the Claimant not later than sixty (60) days after the Plan’s receipt of the Claimant’s appeal for review of the adverse benefit determination.

(ii)    Extension. If the Committee determines that special circumstances require an extension of time for processing the claim, the Committee shall provide written notice of the extension to the Claimant prior to the termination of the initial 60-day period referred to in the immediately preceding Paragraph (i), and the written notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a decision. In no event shall an extension under this Paragraph (ii) exceed a period of sixty (60) days from the end of the initial 60-day period referred to in the immediately preceding Paragraph (i).

(iii)   Calculation of Time Periods. For purposes of the immediately preceding Paragraphs (i)-(ii), the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the immediately preceding Paragraph (a), without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. However, in the event that a period of time is extended as permitted by the immediately preceding Paragraph (ii) due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled (A) from the date on which the notification of the extension is sent to the Claimant (B) until the date on which the Claimant responds to the request for additional information.

(f)               Timing of Notice for Disability Claims. To the extent that a claim seeks payment of a benefit due to a disability claim, the procedures set forth in the immediately following Paragraphs (i)-(iii) shall apply.

(i)     45-Day Period. The written notification required by Section 14(d) shall be provided to the Claimant not later than forty-five (45) days after the Plan’s receipt of the Claimant’s appeal for review of the initial adverse benefit determination.

(ii)    Extension. If the Claim Appeal Reviewer determines that special circumstances require an extension of time for processing the claim, the Claim Appeal Reviewer shall provide written notice of the extension to the Claimant prior to the termination of the initial 45-day period referred to in the immediately preceding Paragraph (i), and the written notice shall indicate the special circumstances requiring an extension of time and the date by which the Claim Appeal Reviewer expects to render a decision. In no event shall an extension under this Paragraph (ii) exceed a period of forty-five (45) days from the end of the initial 45-day period referred to in the immediately preceding Paragraph (i).

(iii)   Calculation of Time Periods. For purposes of the immediately preceding Paragraph (i)-(ii), the period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the immediately preceding Paragraph (a), without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. However, in the event that a period of time is extended as permitted by the immediately preceding Paragraph (ii) due to a Claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled (A) from the date on which the notification of the extension is sent to the Claimant (B) until the date on which the Claimant responds to the request for additional information.

(g)               Documents Provided Upon Adverse Determination on Review. In the case of an adverse benefit determination on review, the Committee shall provide access to, and copies of, documents, records and other information described in Section 14(d)(iii)-(v) as is appropriate.

(h)               Discretionary Authority of Committee. Notwithstanding any Plan provision(s) to the contrary, the Committee shall have the power, discretion and authority (i) to make a final, binding interpretation of the terms, provisions, conditions and limitations of the Plan and the application and administration thereof and (ii) to make a final, binding determination under Section 14 regarding any Claimant’s eligibility for or entitlement to any benefit or payment under the Plan. A benefit under the Plan shall only be paid if the Committee decides in its discretion that the benefit is payable.

15.           No Assignment of Interest.             The interest of any Bank Director in the Plan shall not be assignable by the Bank Director or the Bank Director’s beneficiary or legal representative, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall be ineffective to transfer the Bank Director’s interest; provided, however, that (i) the Bank Director may designate a beneficiary to receive any benefit payable under the Plan upon death, and (ii) if the Bank Director does not designate a beneficiary, the legal representative of the Bank Director’s estate may assign the Bank Director’s interest under the Plan to the persons entitled to any benefit payable under the Plan upon the Bank Director’s death.

16.           Expenses. The expenses of administering the Plan shall be borne by the Company.

17.           Dilution, Recapitalization and Other Adjustments. In case the Company shall at any time issue any shares of Common Stock (i) in a stock split or other similar increase of outstanding shares of Common Stock, by reclassification or otherwise, whereby the par value of shares is reduced, or (ii) in payment of a stock dividend, the number of shares of Common Stock which have been awarded but not paid, and the maximum number of shares of Common Stock which may be issued in payment of the Performance Share Awards (see Section 6) shall be increased proportionately; and in like manner, in case of any combination of shares of Common Stock, by a reverse stock split, reclassification or otherwise, the number of shares of Common Stock which have been awarded but not paid, and the maximum number of shares of Common Stock which may be issued in payment of the Performance Share Awards shall be reduced proportionately.

18.           Change in Control.

(a)                A “Change in Control” means (i) acquisition by any person (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

(b)               Notwithstanding any other provision of the Plan, upon a Change in Control, all Performance Share Awards not yet paid pursuant to Section 5 at the date of the Change in Control shall be made promptly as possible after such date and payment of each such Performance Share Award shall be computed in the same manner as in Section 5 using the effective date of the Change in Control in place of December 31, 2002 and using 81% as the multiple for the Performance Share Award under such circumstances. This Section 18(b) may not be amended or modified after the occurrence of a Change in Control.

19.           Construction. The use of the masculine gender herein shall be deemed to refer to the feminine as well. All headings are included for convenience of reference and shall not be deemed a part of this Plan.

20.           Amendment/Termination. Except as provided in Section 11 and 18(b), the Company may amend, modify, terminate or discontinue the Plan at any time; provided, however, that no such action shall reduce the amounts credited to the Account of a Bank Director immediately prior to such action.

21.           Taxes. The Company shall deduct from all distributions any taxes required to be withheld by the federal or any state or local government.

22.           Interpretation. The Plan shall be interpreted by and all questions arising in connection herewith shall be determined by the Committee (or its designee) in accordance with Sections 12, 13 and 14, and such interpretation or determination, when made in good faith, shall be conclusive and binding.

23.           Governing Law. This Plan shall be governed by the laws of the State of Alabama.